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                                                                  EXHIBIT 10.47


                              TERMINATION AGREEMENT

         This TERMINATION AGREEMENT (this "Termination Agreement") is entered into as of March 30, 1999 between East Shore Ventures, Inc., a Florida corporation ("East Shore"), and Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom").

                                    RECITALS

         East Shore and Kellstrom are parties to that certain Management Agreement dated as of January 1, 1997 (the "Management Agreement") pursuant to which East Shore has provided the Company, through the services of its President, Zivi R. Nedivi ("Nedivi"), with the management services necessary of the chief executive officer responsible for the overall direction of the operations and administration of the business of the Company. Kellstrom has decided that it is in its best interests to employ Nedivi directly to provide those services which have been provided by East Shore under the Management Agreement, and the parties desire to set forth the terms on which they have agreed to terminate the Management Agreement.

                               TERMS OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. DEFINITIONS. All defined terms used herein without definition shall have the meanings ascribed to them in the Management Agreement.

         2. TERMINATION OF MANAGEMENT AGREEMENT. Subject to the terms of this Termination Agreement, the parties mutually agree that the Management Agreement shall terminate effective as of the date first written above (the "Termination Date"). Except as expressly set forth herein, each of the provisions of the Management Agreement shall terminate and be of no further force and effect following the Termination Date.

         3. PAYMENT OF PREVIOUSLY EARNED FEES. Notwithstanding anything to the contrary set forth herein, Kellstrom shall pay to East Shore the following fees and provide East Shore and Nedivi with the following benefits which are required to be provided to them under the terms of the Management Agreement:

                  (a) Kellstrom shall pay to East Shore the unpaid portion of any Base Annual Fee required to be paid by it under Section 3(a) of the Management Agreement through the Termination Date.

                  (b) Kellstrom shall reimburse East Shore in accordance with the terms of the Management Agreement for any reasonable and actual out-of-pocket expenses incurred by



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         it prior to the Termination Date in connection with the provision of services under the Management Agreement.

                  (c) Kellstrom shall pay to East Shore any Federal, state and local payroll and related taxes required to be paid by it under Section 3(c) of the Management Agreement.

                  (d) Kellstrom shall continue to provide to East Shore and Nedivi with any and all benefits required to be provided to them under the terms of the Management Agreement through the Termination Date.

         4. SURVIVAL. East Shore and Kellstrom agree that notwithstanding anything to the contrary set forth herein, Sections 15, 16, 17 and 20 of the Management Agreement shall survive termination thereof and remain in full force and effect following the Termination Date.

         5. RELEASE. Except as expressly provided for herein, Kellstrom and East Shore hereby release and forever discharge each other, including their respective officers, directors, shareholders, members, employees, representatives, agents, contractors, subsidiaries, affiliates, heirs, personal representatives, successors and assigns, from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, covenants, warranties, obligations, agreements, contracts, promises, damages, claims and demands whatsoever, in law or in equity, which either party ever had, now has, or may have in the future, which any personal representative, successor, heir or assign of either party hereafter can, shall or may have against the other party (whether known or unknown as of the date hereof), accruing or arising, directly or indirectly, in whole or in part, for, upon or by reason of the obligations of either under the Engagement Agreement.

         6.       MISCELLANEOUS.

                  (a) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States of America applicable therein. Any controversy or claim arising out of or relating to this Termination Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon an award in connection therewith may be entered in any court of competent jurisdiction.

                  (b) The captions of this Termination Agreement are not part of the provisions hereof and shall have no force or effect.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:



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                  If to Kellstrom, to:

                           Kellstrom Industries, Inc.
                           1100 International Parkway
                           Sunrise, Florida 33323
                           Attn:  Yoav Stern, Chairman
                           Telecopier:  (954) 858-2449

                  If to East Shore, to:

                           East Shore Ventures, Inc.
                           1100 International Parkway
                           Sunrise, Florida  33323
                           Attn: Zivi R. Nedivi, President
                           Telecopier:  (954) 858-2449

         or to such other address as either party shall have furnished to the other in accordance herewith.

                  (d) The invalidity or unenforceability of any provision of this Termination Agreement shall not affect the validity or enforceability of any other provision of this Termination Agreement.

                  (e) No provision of this Termination Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by either party to enforce its rights hereunder shall, except as mentioned above, be deemed a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Termination Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof of the same or any prior or subsequent time.

                  (f) This Termination Agreement embodies the entire agreement between Kellstrom and East Shore and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof, including, without limitation, the Engagement Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Termination Agreement.

                  (g) This Termination Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.



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                  (h) All covenants, promises, conditions, representations and agreements herein contained shall be binding upon and apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.



                         [Signatures On Following Page]




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         IN WITNESS WHEREOF, the parties have executed this Termination
Agreement as of the date first written above.


                                  KELLSTROM INDUSTRIES, INC.



                                  By:__________________________________________
                                     Michael W. Wallace
                                     Chief Financial Officer



                                  EAST SHORE VENTURES, INC.




                                  By:__________________________________________
                                     Zivi R. Nedivi
                                     President




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